EXHIBIT 10.5

INTELLECTUAL PROPERTY ASSIGNMENT TRANSFER AGREEMENT

This Intellectual Property Assignment Transfer Agreement (this “IP Agreement”) is made as of June , 2023, by and among DRF ALTHEA (UK) LIMITED, a United Kingdom company with company number 12744781 (“Althea”) and The Healing Company Inc., an Nevada corporation (“Healing Company”) (Althea and Healing Company, collectively, the “Parties,” and individually, a “Party”).

WHEREAS, pursuant to that certain subscription agreement dated as of June __, 2023 (the “Subscription Agreement”), Althea has agreed to sell, transfer, assign, convey and deliver to Healing Company all of Althea’s right, title and interest in and to the Intellectual Property (as defined below) relating to the products set forth in Exhibit A free and clear of any and all encumbrances, including particular Intellectual Property to be developed at some future date to the extent delivered to the Healing Company pursuant to this Agreement;

WHEREAS, the Subscription Agreement provides that Althea shall assign to Healing Company the Intellectual Property that shall be developed, free and clear of any and all encumbrances;

WHEREAS, Althea desires to deliver to Healing Company such instruments as are required in order to effectuate and evidence the assignment by Althea to Healing Company of the Intellectual Property free and clear of all Encumbrances other than the Permitted Encumbrances.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties to this IP Agreement hereby agree as follows:

1.	Definitions.

“Intellectual Property” means and includes all worldwide (a) patent rights and statutory invention registrations, (b) trademarks, (c) copyrights, (d) rights in software and other works of authorship and inventions (whether or not patentable or copyrightable), (e) rights in confidential and proprietary information, including Trade Secrets, (f) all other intellectual property or similar proprietary rights of whatever nature including rights of privacy, publicity, and endorsement, and all other rights associated therewith in any jurisdiction, (h) rights in any data and information of any nature or form, including any databases, formulae, processes, systems, and any other intangible assets(i) all income, royalties, proceeds, and rights to damages and other payments now or hereafter due or payable or able to be asserted under and with respect to any of the foregoing, including all rights to sue and recover at law or in equity for any past, present, and future infringement, misappropriation, dilution, violation, or other impairment thereof, and (j) all copies and embodiments of the foregoing (in whatever form or medium whether tangible or otherwise); (k) all goodwill associated with the above; (l) products and product formulations; (m) manufacturing principles and techniques for products including but not limited to those related to format; (n) clinical study data and results relating to both raw ingredients and finished goods; (o) product sourcing information, product names and images; (p) any iteration and development of products as deemed by Healing Company to be reasonably necessary in order to meet prevailing market standards; and (q) any and all renewals and extensions thereof that may hereafter be secured under the laws now or hereafter in effect in the United States and in any other jurisdiction.

Each capitalized term used but not defined in this IP Agreement shall have the meaning ascribed to it in the Subscription Agreement.

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2.

Assignment of Intellectual Property.  For the consideration set forth in the Subscription Agreement, Althea hereby grants, sells, conveys, transfers, assigns, delivers and relinquishes exclusively to Healing Company, all of Althea’s right, title and interest in, to and under all Intellectual Property set forth on Exhibit A attached herewith, the same to be held and enjoyed by Healing Company, its successors and assigns from and after the date hereof as fully and entirely as the same would have been held and enjoyed by Althea had this IP Agreement not been made.

3.

Assignment of Future Intellectual Property.  For the consideration set forth in the Subscription Agreement, Althea hereby grants, sells, conveys, transfers, assigns, delivers and relinquishes exclusively to Healing Company, all of Althea’s right, title and interest in, to and under all Intellectual Property related to (i) improvements or further developments to existing products (Exhibit A) and (ii) development of any future products (not yet known) delivered to Healing Company pursuant to this Agreement, the same to be held and enjoyed by Healing Company, its successors and assigns from and after the date of delivery as fully and entirely as the same would have been held and enjoyed by Althea had this IP Agreement not been made. Upon the acquisition, execution, registration or application by Althea of any future Intellectual Property or licenses (in each case only to the extent related to products delivered to Healing Company pursuant to this Agreement), Althea shall promptly, but in no event more than thirty (30) days thereafter, deliver to Healing Company an updated Exhibit A to this IP Agreement. For the avoidance of doubt, neither Healing Company nor any of its group companies from time to time shall have any right to, or claim in respect of, any Intellectual Property developed by Althea which is not related to either (A) the products set forth in Exhibit A or (B) products delivered to Healing Company pursuant to this Agreement.

4.

Representations and Warranties.  All Intellectual Property set forth in Exhibit A is valid, subsisting and enforceable to the extent permitted by applicable law. Althea is the exclusive owner of each item of the Intellectual Property set forth in Exhibit A, free and clear of any Liens, and has the exclusive right to use the Intellectual Property in the conduct of its business as presently conducted. Althea has not in any form or manner transferred ownership of, or authorized the retention of any exclusive rights to use, or joint ownership of, any material item of Intellectual Property set forth in Exhibit A to any person.  Althea is not a party to any judgment, injunction, order, decree, covenant or contract (noncompete or otherwise) that restricts or prohibits, or purports to restrict or prohibit, Althea from operating or otherwise using any of the Intellectual Property set forth in Exhibit A in any jurisdiction in which Althea holds rights in such Intellectual Property anywhere in the world (including any covenants or contracts restricting the geographic area in which Althea may sell, license, market, distribute or support the Intellectual Property).  Althea has received no claims of infringement, dilution, misappropriation, or other violations involving any Intellectual Property set forth in Exhibit A.  There are no legal proceedings pending or threatened against Althea contesting the validity, enforceability, ownership or right to make, use, sell, offer for sale, or import products or services using, or the right to license, distribute, or dispose of, the Intellectual Property set forth in Exhibit A. Althea is not subject to any judgment, order, stipulation, or settlement restricting Althea’s rights in or use of any Intellectual Property set forth in Exhibit A.  The Intellectual Property set forth in Exhibit A does not infringe, misappropriate, dilute, or otherwise violate, and has not infringed, misappropriated, diluted, or otherwise violated, any Intellectual Property of any other person. Althea has not received any written notices, requests for indemnification or threats from any third party related to the Intellectual Property set forth in Exhibit A. To the Knowledge of Althea, no third party is infringing, misappropriating, diluting or otherwise conflicting with the Intellectual Property set forth in Exhibit A.  Althea has taken reasonable actions to maintain and protect all of the Intellectual Property set forth in Exhibit A, including the secrecy, confidentiality and value of trade secrets and other confidential information of Althea included in such Intellectual Property. Althea has taken reasonable actions to avoid any disclosure of any confidential Intellectual Property set forth in Exhibit A to any third party other than pursuant to a written confidentiality agreement pursuant to which such third party agrees to protect such confidential information.  Neither the execution and delivery or effectiveness of this Agreement nor the performance of Althea’s obligations under this Agreement will cause the forfeiture or termination of any Intellectual Property set forth in Exhibit A, or impair the right of Althea to use, possess, sell or license any Intellectual Property set forth in Exhibit A or portion thereof.  There are no material defects or problems in any of Althea products currently offered by Althea that would prevent the same from performing substantially in accordance with their user specifications or functionality descriptions which have not been remedied by Althea in all material respects.

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5.

Terms of the Subscription Agreement. The terms of the Subscription Agreement, including but not limited to Althea’s representations, warranties, covenants, and agreements, are incorporated herein by this reference.  Althea acknowledges and agrees that the representations, warranties, covenants, and agreements contained in the Subscription Agreement shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein.  In the event of any conflict or inconsistency between the terms of the Subscription Agreement and the terms hereof, the terms of the Subscription Agreement shall govern.

6.

Termination for Cause.  The Healing Company may immediately terminate the IP Agreement for Cause.  “Cause” means: (i) an Althea material breach of this IP Agreement and such breach is not cured within sixty (60) days after written notice to Althea from the Healing Company; or (ii) the commission of an illegal act by Althea or Amba Holdings, or any of Althea’s or Amba Holdings’ officers, directors, partners or affiliates that Healing Company in its sole, good faith and reasonable discretion determines brings reputational damage to Healing Company; or (iii) a material defect or problem in any of the Products (including Product(s) covered by future Intellectual Property) provided by Althea that would prevent the same from performing substantially in accordance with their user specifications or functionality descriptions which have not been remedied by Althea in all material respects within thirty (30) days after written notice to Althea from Healing Company.

7.

Assistance in Securing of Rights and Authorization to File. Althea agrees to assist the Healing Company, or its designee, at its expense, in every proper way to secure Healing Company’s, or its designee’s, rights in the Intellectual Property delivered to Healing Company pursuant to this Agreement and any copyrights, patents, trademarks, or other intellectual property rights relating thereto in any and all countries, including the disclosure to Healing Company or its designee of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments, recordations, and all other instruments which Healing Company or its designee shall, in each case acting reasonably, deem necessary in order to apply for, obtain, maintain and transfer such rights, or if not transferable, waive and agree never to assert such rights, and in order to assign and convey to Healing Company or its designee, and any successors, assigns and nominees the sole and exclusive right, title and interest in and to such Intellectual Property, and any copyrights, patents, trademarks, or other intellectual property rights relating thereto.  Althea further agrees that its obligation to execute or cause to be executed, when it is in its power to do so, any such instrument or papers shall continue during and at all times after the termination or expiration of the Subscription Agreement and until the expiration of the last such intellectual property right relating to the Intellectual Property delivered to Healing Company pursuant to this Agreement to expire in any country of the world.  Althea hereby irrevocably designates and appoints Healing Company and its duly authorized officers and agents as its agent and attorney-in-fact, to act for and in its behalf and stead to execute and file any such instruments and papers and to do all other lawfully permitted and necessary acts to further the application for, prosecution, issuance, maintenance or transfer of letters patent, copyright, trademark, and other registrations related to such Intellectual Property.  For the avoidance of doubt, Healing Company shall bear the costs and fees of any registrations, applications, maintenance or other protections in respect of the Intellectual Property delivered to Althea pursuant to this Agreement, and Althea's obligations pursuant to this section 7 shall be limited to matters ancillary (in the nature of reasonable assistance) in connection with such registrations, applications, maintenance or protections to the extent the Healing Company is unable to undertake such matters without Althea's assistance.

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8.

Notwithstanding any other provision of this Agreement, to the maximum extent permitted by applicable law, and for all purposes under this Agreement, the maximum aggregate liability of Althea pursuant to this Agreement shall be limited to an amount equal to (i) the number of Restricted Development Units held by Althea pursuant to the Subscription Agreement at the relevant time multiplied by $2.00 or (ii) the number of Restricted Company Shares held by Althea pursuant to (and as defined in) the Put Option Agreement entered into between Althea and Healing Company at the relevant time multiplied by $2.00 and, in either case, shall not in any event exceed $1,050,000.

9.

Governance. This IP Agreement is intended to and shall evidence the sale, conveyance, transfer, assignment and delivery to Healing Company of the Intellectual Property free and clear of any and all Encumbrances.

10.

Counterparts. This IP Agreement may be executed and delivered in two or more counterpart copies via facsimile transmission or via email with scan or email attachment. Any such counterpart executed and delivered via facsimile transmission or via email with scan or email attachment will be deemed an original for all intents and purposes, and all such counterparts shall together constitute one and the same instrument.

11.

Successors and Assigns. This IP Agreement shall bind and inure to the benefit of the Parties and their successors and assigns. This IP Agreement is for the sole benefit of the Parties hereto and their successors and assigns, and nothing herein expressed or implied shall give or be construed to give to any Person, other than the Parties hereto and their successors or assigns, any legal or equitable rights hereunder.

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12.

Entire Understanding; Amendments. This IP Agreement, the Subscription Agreement and all documents and instruments referred to herein or therein constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof or thereof; provided that the Nondisclosure Agreement executed by the Parties shall remain in full force and effect after the Closing.  This IP Agreement shall not be amended or modified except in a written document signed by the Parties.

13.

Governing Law; Jurisdiction.  This IP Agreement shall be governed by and interpreted and enforced in accordance with federal laws and the laws of the State of Delaware, as applicable, without giving effect to the choice-of-law provisions thereof to the extent that the application of the laws of another jurisdiction would be required thereby. The Bankruptcy Court shall retain exclusive jurisdiction to interpret and enforce the terms of this IP Agreement and to decide any claims or disputes that may arise under this IP Agreement and in respect of the transactions contemplated hereby; provided, however, that in the event the Bankruptcy Court at any time declines to accept jurisdiction, each of the Parties hereby irrevocably (i) submits to the exclusive jurisdiction of the courts of the State of Delaware and federal courts located in Wilmington, Delaware regarding any such claim or dispute; (ii) waives, to the fullest extent permitted by applicable law, any objection that they may now or hereafter have to the venue of any such claim or dispute brought in such court or any defense of inconvenient forum for the maintenance of such claim or dispute; and (iii) agrees that a judgment in any claim or dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

14.

Section Headings; References.  Section headings in this IP Agreement are for convenience of reference only and shall neither constitute a part of this IP Agreement nor affect its interpretation.  All words in this IP Agreement shall be construed to be of such number and gender as the context requires or permits.

15.

Severability.  If any term or other provision of this IP Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this IP Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this IP Agreement is not affected in any manner materially adverse to any Party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this IP Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this IP Agreement are fulfilled to the extent possible.

[Signature Page(s) Follow]

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IN WITNESS WHEREOF, the Parties hereto have executed this IP Agreement as of the date first written above.

ALTHEA
DRF ALTHEA (UK) LIMITED

By:
Name:
Title:

HEALING COMPANY

The Healing Company Inc.,
a Nevada corporation

By:
Name:	Simon Belsham
Title:	CEO

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